EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: TRINSIC, INC.

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74554) of Trinsic, Inc. of our report dated April 14, 2005 relating to the financial statements which appears in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
April 15, 2005